                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Belk, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  [BELK LOGO]

                             2801 West Tyvola Road
                        Charlotte, North Carolina 28217

                                                                  August 3, 1998

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders to be held on August 26, 1998 at 2801 West Tyvola Road, Charlotte, North Carolina 28217. The meeting will begin promptly at 11:00 a.m., local time.

     The items of business are listed in the following Notice of Annual Meeting and are more fully addressed in the Proxy Statement provided herewith.

     Please date, sign and return your proxy in the enclosed envelope at your convenience to assure that your shares will be represented at the Annual Meeting even if you cannot attend. If you attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

     You are invited to attend a luncheon immediately after the stockholder's meeting. Following the luncheon, those who are interested can tour the Eastridge Mall store in Gastonia. Transportation will be available for anyone needing it.

     Please return the enclosed RSVP form by August 14 to help us in our planning of this event. Parking will be available in the visitors' parking lot adjacent to Yorkmont Road near the north entrance of the building.

     On behalf of your Board of Directors, thank you for your continued support and interest in Belk, Inc.

                                       Sincerely,

                                       /S/JOHN M. BELK
                                       John M. Belk
                                       Chairman of the Board and
                                       Chief Executive Officer

                                  [BELK LOGO]

                                   BELK, INC.
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 26, 1998
                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Belk, Inc. (the "Company") will be held at 2801 West Tyvola Road, Charlotte, North Carolina 28217, on Wednesday, August 26, 1998, at 11:00 a.m., local time, for the following purposes:

          (i) To elect nine (9) directors to terms expiring as follows: (a) three (3) Class I directors whose terms will expire at the 1999 annual meeting of stockholders; (b) three (3) Class II directors whose terms will expire at the 2000 annual meeting of stockholders; and (c) three (3) Class III directors whose terms will expire at the 2001 annual meeting of stockholders;

          (ii) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on July 24, 1998 as the record date for determination of stockholders entitled to receive notice of, and to vote at, the meeting and any adjournment thereof. A list of stockholders as of the close of business on July 24, 1998 will be available at the Company's offices for examination during normal business hours by any stockholder during the period from August 12, 1998 through the Annual Meeting.

     Your attention is directed to the Proxy Statement provided with this Notice.

                                          By Order of the Board of Directors,

                                          /S/RALPH A. PITTS
                                          Ralph A. Pitts
                                          Executive Vice President,
                                          General Counsel and Secretary

Charlotte, North Carolina
August 3, 1998

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                                   BELK, INC.
                             2801 WEST TYVOLA ROAD
                        CHARLOTTE, NORTH CAROLINA 28217
                             ---------------------
                                PROXY STATEMENT
                             ---------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 26, 1998

                                                                  August 3, 1998

     The enclosed form of proxy is solicited by the Board of Directors of Belk, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Wednesday, August 26, 1998, at 11:00 a.m., local time, and any adjournment thereof. The Annual Meeting will be held at the principal executive offices of the Company which are located at 2801 West Tyvola Road, Charlotte, North Carolina 28217. When the enclosed form of proxy is properly executed and returned, the shares it represents will be voted as directed at the meeting and any adjournment thereof or, if no direction is indicated, such shares will be voted IN FAVOR of the proposals set forth in the notice attached hereto. Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking such proxy or (ii) a duly executed proxy bearing a later date. Furthermore, if a stockholder attends the meeting and elects to vote in person, any previously executed proxy is thereby revoked.

     Only stockholders of record as of the close of business on July 24, 1998 will be entitled to vote at the Annual Meeting. As of that date, the Company had outstanding 55,073,339 shares of Class A common stock, $.01 par value (the "Class A Common Stock") and no shares of Class B common stock, $.01 par value (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"). The number of outstanding shares of Class A Common Stock does not include 4,603,856 shares which certain stockholders would have received pursuant to the terms of the Reorganization (as defined herein) had such stockholders not exercised their dissenters' rights of appraisal in connection with the mergers of certain of the Belk Companies (as defined herein). In the course of resolving such dissenters' rights of appraisal with the Company, some of such stockholders may retract their original election to exercise such dissenters' rights of appraisal, in which case the Company will issue to such stockholders the shares of Class A Common Stock which such stockholders would have otherwise received pursuant to the terms of the Reorganization and the number of outstanding shares of Class A Common Stock will vary from the number reported in this Proxy Statement. Each share of Class A Common Stock is entitled to ten votes. Each share of Class B Common Stock is entitled to one vote. No cumulative voting rights are authorized and appraisal rights for dissenting stockholders are not applicable to the matters being proposed. It is anticipated that this Proxy Statement and the accompanying proxy will first be mailed to stockholders of record on or about August 3, 1998.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the meeting who will also determine whether a quorum is present for the transaction of business. A quorum for the transaction of business at the Annual Meeting shall exist if the holders of the outstanding shares of both Class A Common Stock and Class B Common Stock taken together entitled to vote and constituting a majority of the total votes of such Common Stock are represented at the Annual Meeting either in person or by proxy. Abstentions will be treated as shares that are present and entitled to vote with respect to the proposals described herein and for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a "broker non-vote"). Broker non-votes will not be counted as shares present and entitled to vote with respect to the proposals described herein.

     The affirmative vote of a plurality of the votes represented by the shares of both Class A Common Stock and Class B Common Stock taken together present in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect the directors. With respect to any other matter that may properly come before the meeting for stockholder consideration, abstentions will be counted in determining the minimum number of affirmative votes required for approval of any matter presented for stockholder consideration and, accordingly, will have the effect of a vote against any such matter. Broker non-votes will not be counted as votes for or against matters presented for stockholder consideration.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors ("the Board") is divided into three classes designated as Class I, Class II and Class III. In connection with the approval and adoption of the Plan and Agreement of Reorganization (the "Reorganization Agreement"), dated November 25, 1997, as amended, by and among the Company, Belk Acquisition Co., and the Belk Companies named therein (the "Belk Companies"), by the shareholders of each of the Belk Companies, the entire Board of Directors of the Company was elected to a term that will expire at the Annual Meeting. Pursuant to the Certificate of Incorporation of the Company (the "Certificate"), the Board has nominated the persons below to serve in Class I, Class II and Class III, with Class I directors to serve a one-year term that will expire at the annual meeting of stockholders in 1999, Class II directors to serve a two-year term that will expire at the annual meeting of stockholders in 2000 and Class III directors to serve a three-year term that will expire at the annual meeting of stockholders in 2001. At the expiration of the term of office of each class of directors elected at the Annual Meeting, the nominees for election as directors within each class will be elected for a three-year term.

     Management of the Company and the Board recommend the election of Mr. Thomas M. Belk, Jr., Mr. J. Kirk Glenn, Jr. and Mrs. Sarah Belk Gambrell for the office of Class I director to hold office for a one-year term and until their successors are duly elected and qualified. Management of the Company and the Board recommend the election of Mr. H.W. McKay Belk, Mr. Karl G. Hudson, Jr. and Mr. B. Frank Matthews, II for the office of Class II director to hold office for a two-year term and until their successors are duly elected and qualified. Management of the Company and the Board recommend the election of Mr. John M. Belk, Mr. John R. Belk and Mr. John A. Kuhne for the office of Class III director to hold office for a three-year term and until their successors are duly elected and qualified.

     The Board has no reason to believe that any of the nominees for the office of director will be unavailable for election as a director. However, if at the time of the Annual Meeting any of the nominees should be unable or decline to serve, the persons named in the proxy will vote for such substitute nominees, vote to allow the vacancy created thereby to remain open until filled by the Board, or vote to reduce the number of directors for the ensuing year, as the Board recommends. In no event, however, can the proxy be voted to elect more than nine directors. The election of the nominees to the Board requires the affirmative vote of a plurality of the votes represented by the shares of both Class A Common Stock and Class B Common Stock taken together present in person or represented by proxy at the Annual Meeting and entitled to vote.

                           MANAGEMENT OF THE COMPANY

DIRECTORS

     Set forth below are the nominees for election to the Board. Also set forth below as to each nominee is his or her age, the year in which he or she was first elected a director, a brief description of his or her principal occupation and business experience during the past five years, directorships of certain companies presently held by him or her, and certain other information, which information has been furnished by the respective individuals.

CLASS I DIRECTORS -- TERM EXPIRING 1999

MR. THOMAS M. BELK, JR.
Age 43
Director Since 1998

     Mr. Belk has been President, Store Divisions and Real Estate of the Company since May 1998. Mr. Belk is Vice Chairman of Belk Stores Services, Inc., a wholly-owned subsidiary of the Company ("BSS"), and was President of most of the Belk Companies from March 1997 to May 1998. Mr. Belk also served on the Boards of Directors of most of the Belk Companies until May 1998. Mr. Belk has been employed in the Belk retail organization since 1981. From February 1991 to February 1992, Mr. Belk was employed by BSS as Vice President, Real Estate and Store Planning. From February 1992 to March 1997, Mr. Belk was employed by BSS as Senior Vice President -- Human Resources and Operations, Long Range Planning. Mr. Belk serves on the Boards of Advisors of the Wachovia Bank, N.A., Kenan Flagler Business School at UNC-Chapel Hill and the University of North Carolina at Charlotte Foundation. He serves on the Boards of Directors of the Mecklenburg County Council of Boy Scouts of America, the Charlotte Metropolitan YMCA, Charlotte Country Day School, American Humanics, Inc., Research Triangle Foundation of North Carolina, Presbyterian Hospital Foundation and Foundation for the Carolinas. Mr. Belk is the brother of H.W. McKay Belk and John R. Belk and the nephew of John M. Belk and Sarah Belk Gambrell.

MR. J. KIRK GLENN, JR.
Age 55
Director Since 1998

     Mr. Glenn served on the Boards of Directors of a number of the Belk Companies from 1983 until May 1998 and currently serves on the Board of Directors of BSS. Mr. Glenn is the Chairman and Manager of Quality Oil Company, LLC and is a Director of Reliable Tank Line, Limited Partnership in Winston-Salem, North Carolina. He also serves on the Boards of Directors of Crisis Control Ministry, Special Children's School, Winston-Salem Business, Inc. and the Winston-Salem Chamber of Commerce. Mr. Glenn is on the Forsyth County Advisory Board of Wachovia Bank, N.A.

MRS. SARAH BELK GAMBRELL
Age 80
Director Since 1998

     Mrs. Gambrell served as a director of many of the Belk Companies until May 1998 and served as Vice Chairman and President of various Belk Companies for many years. She has served as Trustee of the Presbyterian School of Christian Education in Richmond, Virginia, Princeton Theological Seminary, Warren Wilson College and Johnson C. Smith University. She is a member of the Board of Visitors of the UNC Cancer Center at Chapel Hill, North Carolina, and she serves on the Boards of the North Carolina Community Foundation, Inc., the Foundation for Good Business, the Florence Crittenton Home, the Queens College Friends of Music, the Parkinson's Diseases Foundation in New York City, the Parkinson's Association of Mecklenburg County, North Carolina and the National Board of the YMCA. Mrs. Gambrell is the sister of John M. Belk and the aunt of Thomas M. Belk, Jr., H.W. McKay Belk and John R. Belk.

CLASS II DIRECTORS -- TERM EXPIRING 2000

MR. H. W. MCKAY BELK
Age 41
Director Since 1998

     Mr. Belk has been President, Merchandising and Marketing of the Company since May 1998. Mr. Belk was Vice Chairman of most of the Belk Companies from March 1997 to May 1998 and is currently President and Chief Merchandising Officer of BSS. Mr. Belk has been employed in the Belk retail organization since June 1979. From January 1992 to September 1995, he was employed by BSS as Senior Vice President, Merchandising. From September 1995 to March 1997, Mr. Belk was employed by BSS as President,

Merchandising and Sales Promotion. Mr. Belk served as Vice Chairman of many of the Belk Companies until May 1998. Mr. Belk serves on the Boards of Directors of Charlotte Chamber of Commerce, Coca-Cola Consolidated Bottling Co. and the Charlotte Latin School. Mr. Belk also serves as a member of the Boards of Central Charlotte YMCA, Crossnore Schools and the Leighton Ford Ministries. Mr. Belk is the brother of Thomas M. Belk, Jr. and John R. Belk and the nephew of John M. Belk and Sarah Belk Gambrell.

MR. KARL G. HUDSON, JR.
Age 78
Director Since 1998

     Mr. Hudson was employed in the Belk store organization from 1933 until his retirement in 1990. During that time, he served in many positions in the organization, including Executive Vice President, Partner and as a director of the Hudson-Belk Company from 1972 until 1990. He also served as Executive Vice President, Partner and as a director of the Belk-Hudson group of stores in Alabama and Mississippi from 1974 until 1990. Mr. Hudson served as a director of a number of the Belk Companies until May 1998 and has also served on numerous management committees of BSS. Mr. Hudson currently serves on the Board of Directors and as President of PMC, Inc., a hotel and real estate investment company. He has also served as a member of the Boards of Directors of Carolina Power & Light Company, the Durham Corporation, Davidson College, St. Andrews College, Peace College and Union Theological Seminary, the Downtown Raleigh Development Corp., the United Fund and the Raleigh Merchant's Bureau.

MR. B. FRANK MATTHEWS, II
Age 70
Director Since 1998

     Mr. Matthews has been a Divisional President of the Company since May 1998. Mr. Matthews has been employed by the Belk store organization since 1937, and served as Executive Vice President, Partner and as a director of the Matthews-Belk group from 1971 to May 1998. Mr. Matthews serves on numerous committees of BSS, including service as Chairman of the Employee Benefits Committee of BSS. Mr. Matthews has served as Chairman of the Board of Directors and director of the Gastonia Federal Bank, director of the Public Service Co. of North Carolina, Inc., President of the First Community Foundation, Inc. and a member of the Board of Trustees of the First Gaston Foundation, Inc. Mr. Matthews has also served as president of the Gastonia Downtown Development Corporation, the Gaston County United Way and the Gastonia Merchant's Association. He has been a director of the Gastonia Chamber of Commerce, the Gastonia YMCA, the Gastonia Industrial Diversification Commission, the Gastonia Kiwanis Club, Davidson College and Chatham Hall.

CLASS III DIRECTORS -- TERM EXPIRING 2001

MR. JOHN M. BELK
Age 78
Director Since 1998

     Mr. Belk has been Chairman of the Board and Chief Executive Officer of the Company since May 1998. Mr. Belk is also Chairman of the Board and Chief Executive Officer of BSS. Mr. Belk served as Chairman of the Board of most of the Belk Companies for many years and as the Chief Executive Officer of most of the Belk Companies for more than 40 years. Mr. Belk was Mayor of the City of Charlotte from June 1969 until December 1977. Mr. Belk is a Director emeritus of Wachovia Corporation and Quantum Chemical Corporation and serves on the Boards of Directors of Lowe's Companies, Coca-Cola Bottling Co. Consolidated, Inc. and PMC, Inc. and has served on the Board of Directors of Chaparral Steel Company. He is a past Chairman of the National Retail Federation. He is on the Board of Trustees of Union Theological Seminary, the Board of Visitors of the University of North Carolina at Charlotte, the North Carolina Counsel on Management and Development and the Business Partnership Foundation of the University of South Carolina, Columbia. Mr. Belk is the brother of Sarah Belk Gambrell and the uncle of Thomas M. Belk, Jr., H.W. McKay Belk and John R. Belk.

MR. JOHN R. BELK
Age 39
Director Since 1998

     Mr. Belk has been President, Finance, Systems and Operations of the Company since May 1998. Mr. Belk was Vice Chairman of most of the Belk Companies until May 1998 and currently serves as President and Chief Operation Officer of BSS. Mr. Belk has been employed in the Belk retail organization since 1986. From February 1992 to March 1993, he was Senior Vice President, Systems and Control. From March 1993 to March 1997, Mr. Belk was employed by BSS as Senior Vice President, Operations. Mr. Belk serves on the Boards of Directors of Alltel Corporation, First Union National Bank, N.A., Ruddick Corporation and Presbyterian Health Services Corp. He also serves on the Boards of Central YMCA, St. Andrews Presbyterian College and United Way of Central Carolinas. Mr. Belk is the brother of Thomas M. Belk, Jr. and H.W. McKay Belk and the nephew of John
M. Belk and Sarah Belk Gambrell.

MR. JOHN A. KUHNE
Age 54
Director Since 1998

     Mr. Kuhne served as President and as a director of the Belk-Simpson Group from 1983 to May 1998. He is currently Vice Chairman of the Board of Directors of Summit Financial Corporation and is a past trustee of Presbyterian College and Furman University.

OPERATION OF THE BOARD OF DIRECTORS

     The Company has an Audit Committee of the Board which is composed of Messrs. Karl G. Hudson, Jr., B. Frank Matthews, II, J. Kirk Glenn, Jr., John A. Kuhne and John R. Belk. The Audit Committee is responsible for, among other things, recommending the engagement of the Company's independent auditors, reviewing with the independent auditors the plans and results of the audit engagement, approving professional services provided by the independent auditors, reviewing the independence of the independent auditors, considering the range of audit and non-audit fees and reviewing the adequacy of the Company's internal accounting controls. The Audit Committee may exercise such additional authority as may be prescribed from time to time by resolution of the Board.

     The Company has an Executive Committee of the Board which is composed of Messrs. John M. Belk, Thomas M. Belk, Jr., H. W. McKay Belk and John R. Belk. The Executive Committee possesses all of the powers of the Board, except the power to authorize the issuance of stock, approve mergers, declare dividends and certain other powers specifically reserved under the Delaware General Corporation Law to the Board. The Executive Committee may exercise such additional authority as may be prescribed from time to time by resolution of the Board. The Executive Committee is expected to act in circumstances where it is not feasible or is impractical to obtain full Board action or as otherwise directed by the Board.

     The Company does not have a nominating committee.

     The shareholders of the Belk Companies approved the Reorganization Agreement on April 15 and 16, 1998. Pursuant to such approval, the Belk Companies (with the exception of Belk-Simpson Company, Greenville, South Carolina ("Belk-Simpson")) were merged with and into the Company (and Belk Acquisition Co. was merged with and into Belk-Simpson, with Belk-Simpson becoming a wholly-owned subsidiary of the Company) (the "Reorganization"). Since the Reorganization became effective on May 2, 1998, the Board has met one time and none of the committees of the Board have met. All of the directors attended the May 2, 1998 meeting of the Board.

DIRECTORS' COMPENSATION

     The Company pays its directors an annual fee of $20,000, a meeting fee of $1,000 for attendance (in person or by telephone) at each meeting of the Board and reimbursement of expenses incurred in attending meetings.

                       MANAGEMENT COMMON STOCK OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of shares of Class A Common Stock as of July 1, 1998 by (i) each of the Company's directors, (ii) the Company's named executive officers (as hereinafter defined) and (iii) such directors and all executive officers as a group. None of such persons owns any shares of Class B Common Stock.

                                                                SHARES OF CLASS A
                                                                  COMMON STOCK        PERCENT OF
                            NAME                              BENEFICIALLY OWNED(1)   CLASS (2)
------------------------------------------------------------       ----------           -----
John M. Belk(3)(4)(5)(6)(7)(8)(9)(10).......................       18,383,693           33.38
Thomas M. Belk, Jr. (4)(7)(8)(11)...........................        7,213,606           13.10
H. W. McKay Belk (4)(7)(8)(12)..............................        6,984,133           12.68
John R. Belk (4)(7)(8)(13)..................................        6,985,397           12.68
Sarah Belk Gambrell (9)(10).................................        8,404,183           15.26
J. Kirk Glenn, Jr. (14)(15)(16).............................        4,528,569            8.22
Karl G. Hudson, Jr..........................................            5,451               *
B. Frank Matthews, II (17)(18)(19)..........................          551,852            1.00
John A. Kuhne (20)..........................................          311,636               *
Fred W. Asher...............................................                0               *
James M. Berry..............................................                0               *
Ralph A. Pitts..............................................                0               *
William L. Wilson...........................................            1,159               *
Bill R. Walton..............................................                0               *
All executive officers and directors as a group (14
  persons)..................................................       33,889,003           61.53

---------------

  * Beneficial ownership represents less than 1% of the Company's outstanding common stock.
 (1) Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or to direct the voting of such security, or "investment power", which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has the right to acquire within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as of which he has no economic or pecuniary interest. Except as set forth in the footnotes below, the persons named below have sole voting and investment power with respect to all shares of Class A Common Stock shown as being beneficially owned by them.
 (2) 55,073,339 shares of Class A Common Stock were outstanding as of July 1, 1998.
 (3) Includes 2,079,910 shares held by Montgomery Investment Company, of which John M. Belk is the majority shareholder.
 (4) Includes 1,484,374 shares held by Brothers Investment Company, which corporation is equally owned by John M. Belk and the Estate of Thomas M. Belk. Voting and investment power is shared by John M. Belk, Katherine McKay Belk, Katherine Belk Morris, Thomas M. Belk, Jr., H. W. McKay Belk, John R. Belk and Leroy Robinson.
 (5) Includes 15,488 shares held by Mary Claudia, Inc., of which John M. Belk is the majority shareholder.
 (6) Includes 6,555 shares held by Claudia Watkins Belk Grantor Trust dated 2/23/96, 21,862 shares held by Claudia W. Belk, Tr. u/a/ f/b/o Mary Claudia Belk and 102,070 shares held by Mary Claudia Belk Irrevocable Trust dated 1/4/94. Claudia W. Belk, Trustee, is John M. Belk's wife.
 (7) Includes 444,212 shares held by Milburn Investment Company, of which the Estate of Thomas M. Belk is the sole shareholder. Voting and investment power is shared by the Executors of the Estate who are John M. Belk, Katherine McKay Belk, Katherine Belk Morris, Thomas M. Belk, Jr., H. W. McKay Belk, John R. Belk and Leroy Robinson.
 (8) Includes 3,706,151 shares held by Thomas M. Belk, Trustee dated September 15, 1993. Voting and investment power is shared by the Trustees, who are John M. Belk, Katherine McKay Belk, Katherine Belk Morris, Thomas M. Belk, Jr., H. W. McKay Belk, John R. Belk and Leroy Robinson.

 (9) Includes 1,140,080 shares held in several trusts established by the Will of
     W. H. Belk for the benefit of his children. Voting and investment power of the trusts for John M. Belk and Thomas M. Belk is shared by John M. Belk, Sarah Belk Gambrell, Henderson Belk and W. H. Belk, Jr. Voting and investment power of the trusts for Sarah Belk Gambrell, W. H. Belk, Jr., and Henderson Belk is shared by John M. Belk, Sarah Belk Gambrell, Henderson Belk, W. H. Belk, Jr. and Irwin Belk.
(10) Includes 1,436,385 shares held in several trusts established by the Will of Mary I. Belk for the benefit of her children. Voting and investment power of the trusts for John M. Belk and Thomas M. Belk is shared by John M. Belk, Sarah Belk Gambrell, Henderson Belk and W. H. Belk, Jr. Voting and investment power of the trusts for Sarah Belk Gambrell, W. H. Belk, Jr. and Henderson Belk is shared by John M. Belk, Sarah Belk Gambrell, Henderson Belk, W. H. Belk, Jr. and Irwin Belk.
(11) Includes 226,521 shares held by Thomas M. Belk, Jr. as custodian for his minor children, 207,855 shares held as custodian for the minor children of his brother, H. W. McKay Belk, and 23,459 held by his wife, Sarah F. Belk.
(12) Includes 248,720 shares held by H. W. McKay Belk as custodian for his minor children and 24,970 shares held by his wife, Nina F. Belk.
(13) Includes 206,689 shares held by John R. Belk as custodian for his minor children and 21,523 shares held by his wife, Kimberly D. Belk.
(14) Includes 871 shares held by his wife, Madlon C. Glenn.
(15) Includes 1,501,410 shares held by James K. Glenn, Jr., Trustee under Will of Daisy Belk Mattox, 195,685 shares held by John Belk Stevens Trust U/W
     ITEM III, Section C f/b/o James Kirk Glenn, Jr., et al, 391,897 shares held by John Belk Stevens Trust U/W ITEM III, Section B f/b/o Mary S. Whelchel and 391,897 shares held by John Belk Stevens Trust U/W ITEM III, Section A f/b/o Sara S. Glenn. Voting and investment power is vested in J. Kirk Glenn, Jr., the Trustee of each trust.
(16) Includes 1,886,100 shares held by David Belk Cannon (Estate). Voting and investment power is shared by the co-Executors who are J. Kirk Glenn, Jr., Eugene R. Matthews and Betty F. Buchanan.
(17) Includes 166,707 shares held by First Union National Bank of N. C., B. Frank Matthews, II and Annabelle Z. Royster, Co-Trustees under the Will of
     J. H. Matthews, Jr. The Trustees named have voting and investment power with respect to such shares.
(18) Includes 78,056 shares held by Robinson Investment Company. B. Frank Matthews, II and his sister, Elizabeth M. Welton, share voting and investment power with respect to such shares.
(19) Includes 81,787 shares held by his wife, Betty C. Matthews.
(20) Includes 289,876 shares held by his wife, Lucy S. Kuhne.

     The Company does not have employment agreements with any of its executive officers.

                             PRINCIPAL STOCKHOLDERS

     The table below sets forth certain information as of July 1, 1998 concerning persons known to the Board to be a "beneficial owner," as such term is defined by the rules of the Securities and Exchange Commission, of more than 5% of the outstanding shares of Class A Common Stock.

                                                                 SHARES OF
                                                               CLASS A COMMON
                                                                   STOCK
NAME AND ADDRESS(1)                                        BENEFICIALLY OWNED(2)    PERCENT OF CLASS(3)
-------------------                                        ----------------------   --------------------
Leroy Robinson(4)(5)(6)..................................        5,634,737                 10.23
Katherine McKay Belk(4)(5)(6)(7).........................        7,048,110                 12.80
Katherine Belk Morris(4)(5)(6)(8)........................        7,036,712                 12.78

---------------

(1) The address of each of the above persons is 2801 West Tyvola Road, Charlotte, North Carolina 28217.
(2) Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or to direct the voting of such security, or "investment power", which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has the right to acquire within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as of which he has no economic or pecuniary interest. Except as set forth in the footnotes below, the persons named below have sole voting and investment power with respect to all shares of Class A Common Stock shown as being beneficially owned by them.
(3) 55,073,339 shares of Class A Common Stock were outstanding as of July 1,
    1998.
(4) Includes 1,484,374 shares held by Brothers Investment Company, which corporation is equally owned by John M. Belk and the Estate of Thomas M. Belk. Voting and investment power is shared by John M. Belk, Katherine McKay Belk, Katherine Belk Morris, Thomas M. Belk, Jr., H. W. McKay Belk, John R. Belk and Leroy Robinson.
(5) Includes 444,212 shares held by Milburn Investment Company, of which the Estate of Thomas M. Belk is the sole shareholder. Voting and investment power is shared by the Executors of the Estate, John M. Belk, Katherine McKay Belk, Katherine Belk Morris, Thomas M. Belk, Jr., H. W. McKay Belk, John R. Belk and Leroy Robinson.
(6) Includes 3,706,151 shares held by Thomas M. Belk, Trustee dated September 15, 1993. Voting and investment power is shared by the Trustees, who are John M. Belk, Katherine McKay Belk, Katherine Belk Morris, Thomas M. Belk, Jr., H. W. McKay Belk, John R. Belk and Leroy Robinson.
(7) Includes 494,812 shares held by Katherine M. Belk as custodian for her minor grandchildren.
(8) Includes 235,826 shares held by Katherine Belk Morris as custodian for her minor children and 24,970 shares held by her husband, Charles Walker Morris.

                             EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company (referred to herein as the "named executive officers") for the fiscal year ended January 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                       ANNUAL COMPENSATION(1)(2)
                                                                 --------------------------------------
                                                                                           ALL OTHER
NAME AND PRINCIPAL POSITION                     FISCAL YEAR(3)   SALARY($)   BONUS($)   COMPENSATION($)
---------------------------                     --------------   ---------   --------   ---------------
John M. Belk..................................       1998        $500,000    $180,000      $165,092(4)
  Chairman; Chief Executive
  Officer; Director
Ralph A. Pitts................................       1998         387,000      50,000        11,250(5)
  Executive Vice President;
  General Counsel and Secretary
Thomas M. Belk, Jr............................       1998         350,000     125,000        10,578(5)
  President, Store Divisions and
  Real Estate; Director
H. W. McKay Belk..............................       1998         350,000     125,000        10,578(5)
  President, Merchandising and
  Marketing; Director
John R. Belk..................................       1998         350,000     125,000        10,578(5)
  President, Finance, Systems and
  Operations; Director

---------------

(1) All amounts reflect compensation paid by BSS unless otherwise indicated.
(2) Does not include retirement benefits under the Supplemental Pension Plan (as defined herein) or the Pension Plan (as defined herein) (except for payments to John M. Belk). See "-- Supplemental Pension Plan" and "-- Pension Plan."
(3) Fiscal year 1998 is the year ended January 31, 1998.
(4) Reflects (i) the value of insurance premiums paid by certain of the Belk Companies in the amount of $20,000 with respect to a split-dollar life insurance policy for the benefit of Mr. John M. Belk and his wife, Mrs. Claudia W. Belk, (ii) $8,773 of benefits paid by the Company under the Belk Profit Sharing Plan (as defined herein), (iii) $36,982 of benefits paid by BSS under the Pension Plan (as defined herein) and (iv) $99,337 of above-market interest earned by Mr. Belk in fiscal year 1998 on compensation deferred in prior fiscal years pursuant to the Deferred Compensation Plan (as defined herein).
(5) Reflects benefits paid by the Company under the Belk Profit Sharing Plan. See "-- Belk Profit Sharing Plan."

PENSION PLAN

     The Company maintains a pension plan (the "Pension Plan") which covers substantially all of the employees of the Company. Benefits are based primarily on years of service and the employees' compensation, subject to limitations under the Code. The compensation covered by the Pension Plan for an employee will be an amount equal to (a) the total cash compensation paid to such employee by his employer through his payroll account during the plan year and reported on his Form W-2; plus (b) all elective pre-tax contributions made for him under any defined contribution plan sponsored by his employer; plus (c) all pre-tax medical premiums paid on his behalf under Section 125 of the Code; and excluding
(d) all taxable fringe benefits reported on his Form W-2. The Company's policy is to fund the plan to satisfy the requirements of the

Employee Retirement Income Security Act of 1974 ("ERISA"). Generally, an employee is entitled upon retirement to annual payments for each year of service in accordance with a set formula comprised of both a basic benefit (specified dollar amount) and a supplemental benefit. Current annual payments of $36,982 are made to Mr. John M. Belk and the estimated benefits payable upon retirement at normal retirement age for each other Named Executive Officer as of January 31, 1998 are $57,392, $66,088, $66,670 and $67,650 for Messrs. Ralph A. Pitts,
Thomas M. Belk, Jr., H.W. McKay Belk and John R. Belk, respectively.

SUPPLEMENTAL PENSION PLAN

     The Company maintains a supplemental executive retirement plan (the "Supplemental Pension Plan") which covers a select group of management and highly compensated employees (the "Covered Employees"). The following table sets forth estimated annual benefits payable upon retirement with regard to the Supplemental Plan.

                                                              YEARS OF SERVICE(1)
                                              ----------------------------------------------------
REMUNERATION(2)                                  15         20         25         30         35
---------------                               --------   --------   --------   --------   --------
$300,000....................................  $ 75,000   $112,500   $150,000   $187,500   $225,000
 350,000....................................    87,500    131,250    175,000    218,750    262,500
 400,000....................................   100,000    150,000    200,000    250,000    300,000
 500,000....................................   125,000    187,500    250,000    315,800    375,000
 600,000....................................   150,000    225,000    300,000    375,000    450,000
 750,000....................................   187,500    281,250    375,000    468,750    562,500

---------------

(1) As of January 31, 1998, Mr. John M. Belk has the maximum of 35 credited years of service; Mr. Ralph Pitts has an estimated two credited years of service; Mr. Thomas M. Belk, Jr. has an estimated 17 credited years of service; Mr. H.W. McKay Belk has an estimated 19 credited years of service; and Mr. John R. Belk has an estimated 13 credited years of service.
(2) The compensation covered by the Supplemental Pension Plan includes base salary and any bonus received. For each of the Named Executive Officers, the current compensation covered by the Supplemental Pension Plan does not differ by more than 10% from the amount listed in the "Salary" column of the Summary Compensation table.

     The Supplemental Pension Plan is maintained primarily for the purpose of providing supplemental retirement benefits for the Covered Employees. The Covered Employees have a nonforfeitable right to receive a supplemental pension upon five years of service in the covered position. Generally, the amount of the supplemental pension to which a Covered Employee is entitled is an annual amount computed in the form of a single life annuity equal to 2.5% of his Average Final Earnings for each year of service (in excess of five) up to a maximum of 35 years, reduced by any amounts received due to the Pension Plan and Primary Social Security Benefits. "Average Final Earnings" for purposes of the Supplemental Pension Plan is the average of the Covered Employee's salary for the highest five years of the last ten years of credited service.

BELK PROFIT SHARING PLAN

     The Company maintained a profit sharing plan until December 31, 1997, when it was terminated and its participants' account balances were transferred to a 401(k) savings plan (the "Belk 401(k) Savings Plan" or "Plan"), which was adopted by the Company as of January 1, 1998. The former profit sharing plan and the Belk 401(k) Savings Plan are substantially identical with respect to participation, vesting and benefits. All employees of the Company (including officers and directors who are employees) may participate in the Plan after one year of service (1,000 hours) with the Company. Participating employees may make pre-tax and after-tax contributions, subject to limitations under the Code, of a percentage (not to exceed 10%) of their total compensation and such amounts (and the earnings thereon) are fully vested at all times. As part of the Plan, the Company makes contributions of (a) 1 1/2% of annual compensation towards a "Fully Vested Employer Contributions Account," which contributions are fully vested (including the earnings thereon); and (b) 100% "matching" of participating employees' contributions, up to 6% of annual compensation, towards a

"Basic Employer Contributions Account," which contributions become fully vested after five years of service (including the earnings thereon) or upon the employee's death, total disability or retirement.

DEFERRED COMPENSATION PLAN

     The Company maintains a deferred compensation plan (the "Deferred Compensation Plan"). Members of senior management of the Company whose annual compensation from the Company exceeds $80,000 may participate in the Deferred Compensation Plan. Participants in the Deferred Compensation Plan may elect to defer a portion of their regular compensation subject to certain limitations prescribed by the Deferred Compensation Plan. Eligible employees may enroll in the Deferred Compensation Plan every four years. The Company is required to pay interest on the participant's deferred compensation at various rates between 9% and 15% per annum. Each participant defines the repayment schedule for deferred amounts and earnings thereon. No portion of the compensation paid to or earned by any of the Named Executive Officers during fiscal year 1998 was deferred pursuant to the Deferred Compensation Plan.

EXECUTIVE OFFICERS

                                                                                         EXECUTIVE
NAME                                              AGE             POSITION             OFFICER SINCE
----                                              ---             --------             -------------
Fred W. Asher...................................  58    Executive Vice President,          1998
                                                          Systems
James M. Berry..................................  68    Executive Vice President,          1998
                                                          Finance
Ralph A. Pitts..................................  45    Executive Vice President,          1998
                                                          General Counsel and
                                                          Secretary
William L. Wilson...............................  50    Executive Vice President,          1998
                                                        Real Estate and Store
                                                          Planning
Bill R. Walton..................................  49    Senior Vice President,             1998
                                                          Treasurer and Controller

     The executive officers set forth above are in addition to those executive officers who also serve as directors of the Company. See "-- Directors."

     Fred W. Asher. Mr. Asher serves as Executive Vice President, Systems of the Company. Mr. Asher has been Executive Vice President, Systems of BSS since 1995. From 1990 to 1995, he was Vice President and Chief Information Officer, Management Information Systems for Dayton Hudson Corporation, a large department store retailer located in the midwest.

     James M. Berry. Mr. Berry serves as Executive Vice President, Finance of the Company. Mr. Berry has been Executive Vice President, Finance of BSS since 1995. From 1993 to 1995, he was retired. From 1988 to 1992, Mr. Berry was Vice Chairman for NationsBank, Texas, N.A., a banking company. Mr. Berry currently serves on the Board of Directors of Williams-Sonoma Corporation, HCC Insurance Holdings, Inc. and Mecklenburg County Council, Inc. Boy Scouts of America. Mr. Berry has also served on the Board of Directors of NationsBank Houston (Vice Chairman), NationsBank, Texas, N.A., Houston Casualty Company, The Museum of Fine Arts, The Houston Museum of National Science, Central Houston, Inc., the Metropolitan Board of the YMCA of the Greater Houston Area, The Greater Houston Partnership and Junior Achievement of Southeast Texas.

     Ralph A. Pitts. Mr. Pitts serves as Executive Vice President, General Counsel and Secretary for the Company. Mr. Pitts has been Executive Vice President and General Counsel of BSS since 1995. From 1985 to 1995, he was a partner in the law firm of King & Spalding in Atlanta, Georgia.

     William L. Wilson. Mr. Wilson serves as Executive Vice President, Real Estate and Store Planning for the Company. Mr. Wilson has been Executive Vice President, Real Estate of BSS since 1992. From 1989 to 1992, he was Senior Vice President, Real Estate for BSS.

     Bill R. Walton. Mr. Walton serves as Senior Vice President, Treasurer and Controller of the Company. Mr. Walton has been Senior Vice President and Controller of BSS since 1992. He also became the Treasurer of BSS in 1997. From 1987 to 1992, he was Vice President and Controller of BSS. Mr. Walton is a Certified Public Accountant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company does not have a compensation committee. The Board of Directors of the Company was elected in connection with the Reorganization and thus did not conduct any deliberations with regard to executive compensation during the fiscal year ended January 31, 1998.

CERTAIN TRANSACTIONS

  General

     Prior to the Reorganization, the Belk Companies were historically managed as a private family business owned primarily by members of the Belk family and local partner families and, as such, members of the Belk family and other members of management and their affiliates have entered into various transactions during the last fiscal year with various Belk Companies. In addition, pursuant to the Reorganization, the Company assumed the obligations of certain of the Belk Companies that were engaged in such transactions with management of the Company. The Company believes that all such transactions were on terms no less favorable to the Belk Companies and the Company than terms available from unrelated parties for comparable transactions.

  Certain Transactions with Management

     The Company is a party to a Lease Agreement dated March 13, 1969 with PMC, Inc. ("PMC"), pursuant to which PMC leased to one of the Belk Companies the building which was used by such Belk Company as the site of the Belk store in Smithfield, North Carolina (the "PMC Lease"). The PMC Lease expired in January 1998. Total rent paid by such Belk Company in calendar year 1997 and through March 1998 was $172,847. Mr. Karl G. Hudson, Jr. is the President and a director of PMC and Mr. Hudson and his immediate family beneficially own approximately 12% of the voting stock of PMC. Mr. Hudson is a director of the Company. Mr. John M. Belk serves as a director of PMC and owns approximately 1.5% of the voting stock of PMC. Mr. Belk is the Chairman, Chief Executive Officer and a director of the Company.

  Indebtedness of Management

     Belk Finance Company agreed to purchase loans made by Wachovia Bank, N.A. on April 23, 1996 to Mr. Thomas M. Belk, Jr. (the "Tim Belk Loan") and by NationsBank, N.A. on April 19, 1996 to Mr. H.W. McKay Belk (the "McKay Belk Loan"), both in the amount of $800,000 from such banks in the event of default on such loans. Both the Tim Belk Loan and the McKay Belk Loan were made to finance the acquisition by Messrs. Belk and Belk of stock in various Belk Companies. Each Loan bore interest at the prime rate as established by the Federal Reserve Bank, less 0.5% per annum, payable quarterly, and matured on May 1, 1998. Both Loans were repaid in full as of May 1, 1998 and Belk Finance Company was released from its repurchase obligation in connection with such repayment. Mr. Thomas M. Belk, Jr. and Mr. H.W. McKay Belk are both executive officers and directors of the Company.

     Belk Finance Company agreed to purchase a loan made by Wachovia Bank, N.A. on August 1, 1997 to Brothers Investment Company (the "Brothers Investment Loan") in the amount of $5 million from such bank in the event of a default on such loan. The Brothers Investment Loan was made to refinance accumulated debt of Brothers Investment Company. The Brothers Investment Loan bears interest at the prime rate as established by the Federal Reserve Bank, less 0.5% per annum, payable quarterly, and matures on August 1, 1998. On July 1, 1998, the Brothers Investment Loan was outstanding in the principal amount of $5 million. John M. Belk, Chairman, Chief Executive Officer and a director of the Company, owns 50% of Brothers Investment Company and is a director of Brothers Investment Company. The Company has assumed the obligation of Belk Finance Company in connection with the Reorganization.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and persons who own more than ten percent (10%) of the Common Stock to file certain reports with respect to each such persons's beneficial ownership of the Common Stock, including statements of changes in beneficial ownership on Form 4. In addition,
Item 405 of Regulation S-K requires the Company to identify in its Proxy Statement each reporting person that failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years. Based solely upon a review of Forms 3 and 4 and amendments thereto, all such persons complied with the applicable reporting requirements.

                       SELECTION OF INDEPENDENT AUDITORS

     The Board has selected the firm of KPMG Peat Marwick LLP to serve as independent auditors of the Company for fiscal year 1999. KPMG Peat Marwick LLP has served as independent auditors of the Company since May 1998. One or more representatives of KPMG Peat Marwick LLP will be present at the meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

                         ANNUAL REPORT TO STOCKHOLDERS

     The annual report of the Company for the year ended January 31, 1998 accompanies this Proxy Statement.

                           ANNUAL REPORT ON FORM 10-K

     The Company will provide copies of the Company's Special Financial Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission (the "Special Financial Report"), to eligible stockholders upon request at no cost to such stockholders. The Company will also provide copies of the exhibits to the Special Financial Report to eligible stockholders upon request, for which the Company may impose a reasonable fee. Requests for copies of either the Special Financial Report or the exhibits thereto should be mailed to:

                            Belk, Inc.
                            2801 West Tyvola Road
                            Charlotte, North Carolina 28217
                            Attention: Ralph A. Pitts, Executive Vice President,
                                   General Counsel and Secretary

STOCKHOLDER PROPOSALS

     Any stockholder proposals intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company no later than April 2, 1999 in order to be considered for inclusion in the Proxy Statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

OTHER MATTERS

     The Board knows of no other matters to be brought before the meeting. However, if any other matters should come before the meeting, the person named in the proxy will vote such proxy in accordance with their judgment.

EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, facsimile or mail by one or more employees of the Company. The Company also will reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of the Company's Common Stock.

                                          By Order of the Board of Directors,

                                          /S/ Ralph A. Pitts
                                          Ralph A. Pitts
                                          Executive Vice President,
                                          General Counsel and Secretary

Charlotte, North Carolina
August 3, 1998

PROXY                             BELK, INC.                            APPENDIX
               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
               ANNUAL MEETING OF STOCKHOLDERS ON AUGUST 26, 1998

     The undersigned hereby appoints John M. Belk, Thomas M. Belk, Jr., H.W. McKay Belk and John R. Belk, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of stock of Belk, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on Wednesday, August 26, 1998 at 11:00 a.m., local time, at 2701 West Tyvola Road, Charlotte, North Carolina 28217, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

     To elect nine (9) Class A directors to terms expiring as follows: (a) three (3) Class I directors whose terms will expire at the 1999 annual meeting of stockholders; (b) three (3) Class II directors whose terms will expire at the 2000 annual meeting of stockholders; and (c) three (3) Class III directors whose terms will expire at the 2001 annual meeting of stockholders.

          [ ] FOR all nominees listed (except   [ ] WITHHOLD AUTHORITY to
              as marked to the contrary)            vote for all nominees listed

                    Class I                 Class II               Class III
                    -------                 --------               ---------
               Thomas M. Belk, Jr.      H.W. McKay Belk           John M. Belk
               J. Kirk Glenn, Jr.       Karl G. Hudson, Jr.       John R. Belk
               Sarah Belk Gambrell      B. Frank Matthews, II     John A. Kuhne

          (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ABOVE.

August   , 1998
       --                              -----------------------------------------
                                       Please sign exactly as your name or
                                       names appear hereon. Where more than one owner is shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.